Exhibit 99.1

Information Relating to Part II.

Item 14.—Other Expenses of Issuance and Distribution

The expenses in connection with the offer and sale of shares of common stock of Planet Fitness, Inc., registered pursuant to the Registration Statement on Form S-3 (Registration No. 333-213417) filed on September 1, 2016, other than underwriting discounts and commissions, are set forth in the following table. All amounts are estimated except the Securities and Exchange Commission registration fee and the FINRA filing fee, which were previously paid in connection with the filing of the Registration Statement.

Securities and Exchange Commission registration fee	$—
FINRA filing fee	—
Printing and engraving expenses	75,000
Legal fees and expenses	150,000
Accounting fees and expenses	150,000
Transfer Agent and Registrar fees	20,000
Miscellaneous	10,000

Total	$405,000